UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2025

Lexeo Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41855	85-4012572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue South, Floor 6
New York, New York		10010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 547-9879

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LXEO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 14, 2025, Lexeo Therapeutics, Inc. (the “Company”) issued a press release announcing business highlights and its financial results for the three and six months ended June 30, 2025. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Item 2.02 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CFO Transition

On August 14, 2025, Lexeo Therapeutics, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed Louis Tamayo to serve as the Company’s Chief Financial Officer effective August 15, 2025 (the “Effective Date”). In connection with Mr. Tamayo’s appointment as Chief Financial Officer, Mr. Tamayo will also serve as the Company’s principal financial officer and principal accounting officer. Mr. Tamayo succeeds Dr. Kyle Rasbach, who resigned as Chief Financial Officer effective August 15, 2025. Dr. Rasbach will serve as an advisor to the Company through August 29, 2025 to assist in the transition of his duties. The Company is appreciative of the service of Dr. Rasbach and his resignation is not the result of any disagreement with the Company on any matter, including the Company’s operations, policies or practices.

Prior to joining the Company, Mr. Tamayo, age 49, served as the Senior Vice President – Operational Excellence at Siemens Healthineers AG from February 2023 to September 2024. He also served as Senior Vice President – Head of Product Franchise Finance at Siemens Healthineers AG from October 2020 to February 2023. From 2016 to October 2020, Mr. Tamayo served as the Vice President – Head of Research and Development Finance (Product Lifecycle Management) at Siemens Healthineers AG. From 2014 to 2016, Mr. Tamayo served as the Vice President – Business Unit Chief Financial Officer, Diabetes Care at Becton, Dickinson and Company. Mr. Tamayo previously held various senior leadership roles at Pfizer from 2000 to 2014, including Senior Director – Regional Head of Strategy and Analytics, Regional Finance Director – US Primary Care, and Director – Asia-Pacific Finance Program Office. Mr. Tamayo holds a B.B.A. in Finance and Marketing from Northeastern University.

In connection with his appointment as Chief Financial Officer of the Company, Mr. Tamayo has been designated as an “officer” as such term is used within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). There is no arrangement or understanding between Mr. Tamayo and any other persons pursuant to which Mr. Tamayo was selected as an officer within the meaning of Item 401(b) of Regulation S-K under the U.S. Securities Act of 1933, as amended (“Regulation S-K”), nor are there any family relationships between Mr. Tamayo and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Tamayo, had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. In connection with his appointment as Chief Financial Officer of the Company, Mr. Tamayo has executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-274777) filed with the SEC on September 29, 2023.

Chief Financial Officer Compensation Arrangements

On August 13, 2025, the Compensation Committee of the Board approved an employment agreement between Mr. Tamayo and the Company (the “Employment Agreement”), to be effective on the Effective Date. Mr. Tamayo’s employment under the Employment Agreement is at will and may be terminated at any time by the Company or by Mr. Tamayo. Pursuant to the terms of the Employment Agreement, Mr. Tamayo will be entitled to an initial annual base salary of $480,000, with a discretionary annual cash bonus target of 40% of his base salary, contingent upon the Company’s performance and Mr. Tamayo’s achievement of individual objectives and milestones to be determined on an annual basis.

Pursuant to the Employment Agreement, Mr. Tamayo will also receive (a) awards of restricted stock units (“RSUs”) covering an aggregate of 45,000 shares of Common Stock (“Shares”) of the Company (the “RSU Award”), and (b) options to purchase an aggregate of 280,000 Shares at a price per Share equal to the per share fair market value of the Company’s common stock on the date of grant (the “Option Award” and, together with the RSU Award, the “Equity Awards”). The Equity Awards are subject to the terms of the Company’s 2023 Equity Incentive Plan (the “Plan”) and award agreements thereunder. Subject to Mr. Tamayo’s continuous service with the Company through each applicable vesting date, (a) one fourth (1/4th) of the RSUs subject to the RSU Award vest on the 1-year anniversary of the first Company RSU vesting date following the Effective Date and one sixteenth (1/16th) of the RSUs vest on each quarterly date three months thereafter, and (b) one fourth (1/4th) of the Shares subject to the Option Award vest on the 1-year anniversary of the Effective Date and one forty-eighth (1/48th) of the Shares subject to the Option Award vest on each monthly anniversary thereafter.

If the Company terminates Mr. Tamayo’s employment, other than for “cause,” death or “disability,” or Mr. Tamayo resigns for “good reason” outside the period beginning three (3) months prior to a “change in control” (as all such terms are defined in the Employment Agreement) and ending twelve (12) months following a change in control (such period, the “change in control period”), Mr. Tamayo will be entitled to: (i) a lump sum payment equal to twelve (12) months of his base salary, as in effect immediately prior to his termination date and (ii) reimbursement by the Company for the cost of continuation of health coverage for Mr. Tamayo and his eligible dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for up to twelve (12) months.

If the Company terminates Mr. Tamayo’s employment other than for cause, death or disability, or Mr. Tamayo resigns for good reason during the change in control period, Mr. Tamayo will be entitled to: (i) a lump sum payment equal to twelve (12) months of his base salary as in effect immediately prior to Mr. Tamayo’s termination date; (ii) a lump sum payment equal to one hundred percent (100%) of Mr. Tamayo’s target bonus for the calendar year in which such termination occurs; (iii) reimbursement by the Company for the cost of premiums for continued coverage under COBRA for up to twelve (12) months; and (iv) acceleration of the unvested portion of any stock options or other equity awards held by Mr. Tamayo immediately prior to termination.

The foregoing severance benefits are conditioned upon Mr. Tamayo signing and not revoking a release of claims following his employment termination date.

If any of the payments provided for under the Employment Agreement or otherwise payable to Mr. Tamayo would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then he will be entitled to receive either full payment of benefits or such lesser amount that would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after tax benefits to him.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by the text of the Employment Agreement, a copy of which will be included as an exhibit to the Company’s future SEC filings.

Separation Agreement

In connection with Dr. Rasbach’s resignation from his position as the Company’s Chief Financial Officer, the Company entered into a separation agreement with Dr. Rasbach (the “Rasbach Separation Letter”) which provides for, among other things, compensation and benefits to Dr. Rasbach as follows: (i) lump sum payment in the amount of $128,000, and (ii) accelerated vesting of 40,466 unvested options pursuant to the Company’s 2023 Equity Incentive Plan. Pursuant to the Rasbach Separation Letter, Dr. Rasbach has also agreed to provide the Company with Chief Financial Officer transition services as reasonably requested through August 29, 2025. The Rasbach Separation Letter also contains customary releases and waivers of claims by Dr. Rasbach and confidentiality provisions. The foregoing summary of the Rasbach Separation Letter is a summary and is qualified in its entirety by the text of the Employment Agreement, a copy of which will be included as an exhibit to the Company’s future SEC filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexeo Therapeutics, Inc.

Date:	August 14, 2025	By:	/s/ R. Nolan Townsend
R. Nolan Townsend, Chief Executive Officer